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                                POWER OF ATTORNEY

I the undersigned officer of The Lincoln National Life Insurance Company, hereby revoke all powers of attorney authorizing any person to act as attorney-in-fact relative to Lincoln National Variable Annuity Account H (Legacy III Plus), which were previously executed by me and do hereby severally constitute and appoint Ronald L. Stopher, Jeffrey K. Dellinger, and Steven M. Kluever, my true and lawful attorneys-in-fact, with full power in each of them to sign for me, in my name and in the capacities indicated below, any and all amendments to Registration Statement No. 333-35780 filed with the Securities and Exchange Commission under the Securities Act of 1933, on behalf of the Company in its own name or in the name of one of its Separate Accounts, hereby ratifying and confirming my signature as it may be signed by any of my attorneys-in-fact to any such amendment to that Registration Statement. The power of attorney was signed on March 20, 2001.


Signature                            Title
---------                            -----

/s/ Jon A. Bosica                    President and Director
--------------------------           (Principal Executive Officer)
Jon A. Boscia


STATE OF PENNSYLVANIA )
                      )SS:
COUNTY OF PHILADELPHIA)
                                     Subscribed and sworn to
                                     before me this 20th day of
                                     March, 2001.

                                     /s/ Sharon M. Scotese
                                     -------------------------------------------
                                     Notary public

                                     Commission Expires: Sept. 6, 2004
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